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EXHIBIT 21

                           Subsidiaries of Registrant
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
                                                                 Jurisdiction of
                                                                 Incorporation


         Audio Consultants Co., Ltd.                             Hong Kong

         Dynacord France S. A.                                   France

         Evi Audio (Aust) PTY Limited                            Australia

         Evi Audio France S. A.                                  France

         Evi Audio GmbH                                          Germany

         Evi Audio Holdings (Deutschland) GmbH                   Germany

         Evi Audio (Hong Kong) Ltd.                              Hong Kong

         Evi Audio Japan, Ltd.                                   Japan

         Klark Teknik Group (UK) PLC                             England

         Saguaro Electronica, S.A. de C. V.                      Mexico

         Shuttlesound Limited                                    England

         TCI Exports Limited                                     Barbados

         Telex Communications AG                                 Switzerland

         Telex Communications International, Ltd.                Delaware, U.S.

         Telex Communications, Ltd.                              Ontario, canada

         Telex Communications, S.A. de C.V.                      Mexico

         Telex Communications (SEA) PTE, Ltd.                    Singapore

         Telex Holdings (UK) Ltd.                                England
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